UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 2, 2007, the board of directors of Outdoor Channel Holdings, Inc. (the “Company”) approved the renewal of the revolving line of credit agreement (the “revolver”) with U.S. Bank N.A. dated as of September 21 2007 extending the maturity date from September 7, 2007 to September 5, 2009 and increasing the total amount which can be drawn upon under the revolver from $8,000,000 to $10,000,000. The revolver provides that the interest rate shall be LIBOR plus 1.25%. The revolver was previously collateralized by substantially all of the Company’s assets. The renewed revolver is unsecured. This credit facility contains customary financial and other covenants and restrictions, as amended as of September 21, 2007, including a change of control provision and certain minimum profitability metrics measured at each quarter end. As of the date of this report, we did not have any outstanding borrowings under the revolver.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

Date: October 9, 2007	/s/ Thomas E. Hornish

Thomas E. Hornish

Chief Operating Officer/General Counsel